PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED



                                       and


                      FIRST UNION NATIONAL BANK, as Trustee


                          SECOND SUPPLEMENTAL INDENTURE


                            Dated as of July 1, 1998


                                       to


                                    INDENTURE


                           Dated as of January 1, 1998




          7-1/4% Deferrable Interest Subordinated Debentures, Series C

                                TABLE OF CONTENTS
                                -----------------




                                                                          Page
                                                                          ----
ARTICLE 1.
                  DEFINITIONS...............................................2
                  SECTION 1.01  Definitions.................................2

ARTICLE 2.
                  THE SERIES C DEBENTURES...................................2
                  SECTION 2.01 Terms and Form of the Series C Debentures....2

ARTICLE 3.
                  REDEMPTION................................................3
                  SECTION 3.01  Redemption; Notice to Trustee...............3

ARTICLE 4.
                  COVENANT..................................................4
                  SECTION 4.01  Payment of Expenses of Trust III............4

ARTICLE 5.
                  MISCELLANEOUS.............................................4
                  SECTION 5.01  Confirmation of Indenture...................4
                  SECTION 5.02  Notices.....................................4
                  SECTION 5.03  Severability Clause.........................5
                  SECTION 5.04  No Recourse Against Others..................5
                  SECTION 5.05  Successors..................................5
                  SECTION 5.06  Multiple Original Copies of this Indenture..5
                  SECTION 5.07  Table of Contents; Headings, Etc............5

     SECOND SUPPLEMENTAL INDENTURE, dated as of July 1, 1998, by and between Public Service Enterprise Group Incorporated, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company") and First Union National Bank, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee") under the Indenture dated as of January 1, 1998 between the Company and the Trustee.

     WHEREAS, the Company executed and delivered the Indenture dated as of January 1, 1998 to the Trustee to provide for the issuance of its deferrable interest subordinated debentures (the "Debentures") in series from time to time as might be determined by the Company and pursuant thereto, the Company has issued its 7.44% Deferrable Interest Subordinated Debentures, Series A.

     WHEREAS, the Company executed and delivered a supplement to the Indenture (the "First Supplemental Indenture") dated as of June 1, 1998 providing for the issuance of its Floating Rate Deferrable Interest Subordinated Debentures, Series B.

     WHEREAS, pursuant to an Amended and Restated Trust Agreement dated as of July 6, 1998 (the "Trust III Agreement"), among the Company, as depositor, First Union National Bank, as Property Trustee (the "Property Trustee III"), the Delaware Trustee named therein and the Administrative Trustees named therein, there has been declared and established Enterprise Capital Trust III, a Delaware business trust ("Trust III").

     WHEREAS, Trust III intends to issue its Trust Securities (as defined in the Trust III Agreement), including its 7-1/4% Trust Originated Preferred Securities, Series C, representing undivided beneficial interests in the assets of Trust III and having a liquidation amount of $25 per security (the "Series C Preferred Securities").

     WHEREAS, the Company has authorized the issuance of a series of additional debentures pursuant to Section 2.04 of the Indenture to be designated as the Company's 7-1/4% Deferrable Interest Subordinated Debentures, Series C (the "Series C Debentures") to be purchased by Trust III with the proceeds of the Trust Securities, and to provide therefor, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture.

     WHEREAS, all things necessary to make the Series C Debentures when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Second Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

     NOW THEREFORE:

     Each of the Company and the Trustee, intending to be legally bound hereby, agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Debentures, including the Series C
Debentures:

                                   ARTICLE 1.
                                   DEFINITIONS

SECTION 1.01  Definitions

     The following terms used in this Second Supplemental Indenture shall have the following meanings:

     "Debentureholder" or "Holder" means a Person in whose name a Series C Debenture is registered on the Registrar's books.

     "Series C Debentures" means any of the Company's 7-1/4% Deferrable Interest
Subordinated  Debentures,   Series  C  issued  under  this  Second  Supplemental
Indenture.

     "Series C Guarantee Agreement" means that certain Guarantee Agreement issued by the Company with respect to the Series C Preferred Securities, in which the Company irrevocably and unconditionally agrees to pay the Guarantee Payments (as defined in the Guarantee Agreement) to the holders of the Series C Preferred Securities.

     "Series C Preferred Securities" means the undivided beneficial interests in the assets of Trust III, having a liquidation amount of $25 and having rights provided therefor in the Trust III Agreement.

     "Trust III" means Enterprise Capital Trust III, a Delaware business trust created by the Trust III Agreement.

     "Trust III Agreement" means the Amended and Restated Trust Agreement dated as of July 6, 1998, among the Company, as Depositor, Fidelity Union National
Bank, as Property Trustee, the Delaware Trustee named therein and the Administrative Trustees named therein, as the same may be amended and modified from time to time.

     Each of the other terms used in this Second Supplemental Indenture that is defined in the Indenture and not defined herein shall have the meaning assigned to it in the Indenture.

                                   ARTICLE 2.
                             THE SERIES C DEBENTURES

SECTION 2.01 Terms and Form of the Series C Debentures

     (a) The Series C Debentures shall be designated "Public Service Enterprise Group Incorporated 7-1/4% Deferrable Interest Subordinated Debentures, Series C." The Series C Debentures and the Trustee's Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. The Series C Debentures shall initially be issued as global Debentures in accordance with the provisions of Section 2.12 of the Indenture with The Depository Trust Company as Depositary. The terms and provisions contained in the Series C Debentures shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture. The Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (b) The aggregate principal amount of Series C Debentures outstanding at any time may not exceed $154,639,200 except as provided in Section 2.09 of the Indenture. The Series C Debentures shall be authenticated and delivered from time to time upon delivery to the Trustee of the items specified in Section 2.04(d) of the Indenture.

     (c) The Stated Maturity Date of the Series C Debentures is June 30, 2047.

     (d) The interest rate of the Series C Debentures will be 7-1/4% per annum.

     (e) The "Interest Payment Dates" for the Series C Debentures are March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1998. In the event that any date on which interest is payable on the Series C Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The Regular Record Date for each Interest Payment Date for the Series C Debentures shall be the 15th day (whether or not a Business Day) of the last month of each quarter, provided that if Trust III is the sole Holder of the Series C Debentures or the Series C Debentures are issued in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date.

     Each Series C Debenture shall bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to such Series C Debenture; except that, so long as there is no existing Defaulted Interest or Extension Period on the Series C Debentures, any Series C Debenture authenticated by the Trustee between the Regular Record Date for any Interest Payment Date and such Interest Payment Date shall bear interest from such Interest Payment Date.

     Overdue principal of, and interest on, any Series C Debenture and interest which has been deferred pursuant to Section 4.01(b) of the Indenture shall bear interest (to the extent that the payment of such interest shall be legally enforceable) at a rate per annum equal to the interest rate per annum payable on such Series C Debenture.

     (f) The Series C Debentures shall be issuable only in registered form without coupons and only in denominations of $25 and any integral multiple thereof.

     (g) The maximum Extension Period for the Series C Debentures shall be 20 consecutive quarters.

     (h) First Union National Bank shall initially be the Paying Agent for the Series C Debentures.


                                   ARTICLE 3.
                                   REDEMPTION


SECTION 3.01 Redemption; Notice to Trustee

     (a) The Series C Debentures are subject to redemption prior to maturity as provided therein.

     (b) Any redemption of the Series C Debentures shall be made in the manner, upon the terms and with the effect, all as provided in Sections 3.01(c), 3.02, 3.03, 3.04, 3.05 and 3.06 of the Indenture.

                                   ARTICLE 4.
                                    COVENANT

SECTION 4.01.  Payment of Expenses of Trust III.

     The Company covenants for the benefit of the Holders of the Series C Debentures to pay all of the costs and expenses of Trust III in accordance with
Section 2.03(b) of the Trust III Agreement and to pay the taxes of Trust III in accordance with Section 2.03(c) of the Trust III Agreement in order to permit Trust III to make distributions on and redemptions of the Series C Preferred Securities in accordance with Article IV of the Trust III Agreement.

                                   ARTICLE 5.
                                  MISCELLANEOUS

SECTION 5.01  Confirmation of Indenture

     As amended and supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 5.02  Notices

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing and delivered, telecopied or mailed by first-class mail, postage prepaid, addressed as follows:

     if to the Company:

                Public Service Enterprise Group Incorporated
                80 Park Plaza, T6B
                P.O. Box 570
                Newark, New Jersey  07101
                Facsimile No. (973) 242-1651
                Attention:  Treasurer

     if to the Trustee:

                First Union National Bank
                765 Broad Street
                Newark, New Jersey  07101
                Facsimile No. (973) 430-2117
                Attention:  Corporate Trust Department

     The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices of communications. The Company shall notify the holder, if any, of Senior Indebtedness of any such additional or different addresses of which the Company receives notice from the Trustee.

     Any notice or communication given to a Debentureholder other than Trust III shall be mailed to the Debentureholder at the Debentureholder's address as it appears on the Register of the Registrar and shall be sufficiently given if mailed within the time prescribed.

     Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressees.

     If the Company mails a notice or communication to the Debentureholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-Registrar.

SECTION 5.03  Severability Clause

     If any provision in this Indenture or in the Series C Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.04  No Recourse Against Others.

     No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Series C Debentures or this Second Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Series C Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be a part of the consideration for the issue of the Series C Debentures.

SECTION 5.05  Successors.

     All agreements of the Company in this Second Supplemental Indenture and the Series C Debentures shall bind its successors and assigns. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors and assigns.

SECTION 5.06  Multiple Original Copies of this Indenture

     The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Second Supplemental Indenture.

SECTION 5.07  Table of Contents; Headings, Etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Second Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

               PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED


               By: MORTON A. PLAWNER
                   -----------------
               Name: Morton A. Plawner
               Title: Treasurer

               FIRST UNION NATIONAL BANK, as Trustee

               By: FRANK GALLAGHER
                   ---------------
               Name: Frank Gallagher
               Title: Vice President

                                    Exhibit A

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

          7-1/4% Deferrable Interest Subordinated Debenture, Series C


No. R-1

     Public Service Enterprise Group Incorporated, a New Jersey corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Enterprise Capital Trust III or registered assigns, the principal sum of One Hundred Fifty-Four Million Six Hundred Thirty-Nine Thousand Two Hundred Dollars ($154,639,200) on June 30, 2047, and to pay interest on said principal sum from July 6, 1998 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 commencing September 30, 1998 (each, an "Interest Payment Date") at a rate of 7-1/4% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then interest will be payable on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for as provided in the Indenture, shall be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the 15th day (whether or not a Business Day) of the last month of each quarter, provided that if all of the Series C Debentures (as defined below) are then held by Enterprise Capital Trust III (the "Trust") or the Series C Debentures are held in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date, and may be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Series C Debentures not less than 7 days prior to such Special Record Date, as more fully provided in the Indenture.

     Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on an Interest Payment Date will be made by check mailed to the Holder hereof at the address shown in the Register or, at the option of the Holder hereof, to such other place in the United States of America as Holder hereof shall designate to the Trustee in writing. At the request of a Holder of at least $10,000,000 aggregate principal amount of Series C Debentures, interest on such Debentures will be payable by wire transfer within the continental United States in immediately available funds to the bank account number specified in writing by such Holder to the Registrar prior to the Regular Record Date.

     The principal amount hereof and interest due on the Stated Maturity Date or a Redemption Date (other than an Interest Payment Date) will be paid only upon surrender of this Debenture at the principal corporate trust office of First Union National Bank, Paying Agent, in Newark, NJ, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the Holder of this Debenture.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. The Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder of this Debenture, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Series C Debentures"), specified in the Indenture, limited in aggregate principal amount to One Hundred
Fifty-Four Million, Six Hundred Thirty-Nine Thousand Two Hundred Dollars ($154,639,200) issued under and pursuant to an Indenture dated as of January 1, 1998 executed and delivered between the Company and First Union National Bank, as trustee (the "Trustee"), as supplemented by the Second Supplemental Indenture dated as of June 1, 1998 and the Second Supplemental Indenture dated July 1, 1998 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"). The Series C Debentures are initially being issued to the Trust, to be held on behalf of the Trust by its property trustee (the "Property Trustee"). Concurrently with the issuance of the Series C Debentures, the Trust is issuing its trust securities, representing undivided beneficial interests in the assets of the Trust and having an aggregate liquidation amount equal to the principal amount of the Series C Debentures, including the Trust's 7-1/4% Trust Originated Preferred Securities, Series C (the "Preferred Securities"). By the terms of the Indenture, Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. Each term used in this Debenture which is defined in the Indenture and not defined herein shall have the meaning assigned to it in the Indenture.

     The following redemption provisions shall apply to the Series C Debentures:

     Regular Redemption
     ------------------

     The Series C Debentures may be redeemed in whole or part at the option of the Company at any time on or after June 30, 2003 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

     Special Event Redemption
     ------------------------

     If a Tax Event or an Investment Company Event (each, a "Special Event") has occurred and is continuing, the Company may redeem the Series C Debentures, in whole but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date within 90 days following the occurrence of such Special Event.

     "Tax Event" means that the Company shall have received an opinion of counsel (which may be counsel to the Company or an affiliate but not an employee thereof and which must be acceptable to the Property Trustee) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Series C Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to federal income tax with respect to interest on the Series C Debentures, (ii) interest payable by the Company on the Series C Debentures is not, or will not be, deductible by the Company for federal income tax purposes or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

     "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Series C Preferred Securities.

     At least 30 days but not more than 60 days before the Redemption Date, the Trustee shall mail or caused to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Series C Debentures to be redeemed.

     In the event of redemption of this Debenture in part only, a new Series C Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default with respect to the Series C Debentures occurs and is continuing, the principal of and interest on all of the Series C Debentures may (and, in certain circumstances shall) be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

     Subject to certain exceptions in the Indenture which require the consent of every Holder, the Company and the Trustee may amend the Indenture or may waive future compliance by the Company with any provisions of the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby provided that if the Series C Debentures are held by the Trust, no such amendment or waiver that adversely affects the holders of the Preferred Securities shall be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities issued under the Indenture at the time outstanding. Subject to certain exceptions in the Indenture, without the consent of any Holder of the Debentures issued under the Indenture, the Company and the Trustee may amend the Indenture to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, to comply with any requirements of the Debentures and the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that, in the reasonable judgment of the Company, does not adversely affect the rights of any Holder of the Debentures. Amendments bind all Holders and subsequent Holders of Debentures.

     No reference herein to the Indenture and no provision of this Debenture or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     So long as an Event of Default with respect to the Series C Debentures has not occurred and is continuing, the Company shall have the right at any time and from time to time to extend the interest payment period of the Series C Debentures for up to 20 consecutive quarters (the "Extension Period"), provided that no Extension Period shall extend beyond the Stated Maturity Date or Redemption Date of any Series C Debenture. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified on a quarterly basis for the Series C Debentures, as described in the Indenture, compounded quarterly, to the extent that payment of such interest is enforceable under applicable law). During such Extension Period, the Company may not declare or pay any dividend on, redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters and shall not extend beyond the Stated Maturity Date or Redemption Date of any Series C Debenture. At the termination of any such Extended Interest Payment Period and upon the payment of all amounts then due, the Company may elect to begin a new Extended Interest Payment Period, subject to the foregoing restrictions.

     Series C Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Series C Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the Holder hereof upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series C Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     This Debenture shall not be valid until an authorized signatory of the Trustee manually signs and dates the Trustee's Certificate of Authentication below.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by a duly authorized officer and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

               PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED


               By: MORTON A. PLAWNER
                   -----------------
[SEAL]         Name: Morton A. Plawner
               Title: Treasurer


Attest: E. J. BIGGINS, JR.
--------------------------------
Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Debentures, of the series designated, referred to in the within-mentioned Second Supplemental Indenture.

FIRST UNION NATIONAL BANK, as Trustee


By: FRANK GALLAGHER
    ---------------
Name: Frank Gallagher



Authorized Signatory

Dated: July 6, 1998

                                 ASSIGNMENT FORM


     To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:

     ______________________________________________________
     (Insert assignee's social security or tax I.D. number)


     ______________________________________________________
     (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________ agent to transfer this Debenture on the books of the Register. The agent may substitute another to act for him.

     Dated:__________________________
Signature:_________________________________
(Sign  exactly as your name appears on the other side of this Debenture)


Signature Guaranty:___________________